Exhibit 99.1

724 Announces Receipt of Delisting Determination from Nasdaq
Tuesday May 16, 11:10 pm ET

SANTA BARBARA, Calif.--(BUSINESS WIRE)--May 16, 2006--724 Solutions (NASDAQ:SVNX - News; TSX:SVN - News), announced today that the Company’s common shares will be delisted from The Nasdaq Capital Market effective with the open of business on Thursday, May 18, 2006.

As previously announced, the Company received a Nasdaq Staff Deficiency Letter on March 8, 2006, indicating that it fails to comply with the Nasdaq’s Marketplace Rule 4310(c)(2)(B). The Company appealed the Nasdaq Staff Determination issued April 3, 2006, denying the Company’s request for an extension. The appeal hearing was held on May 11, 2006, and the Company received the Nasdaq Listing Qualifications Panel decision denying its request for continued inclusion on The Nasdaq Capital Market on May 16, 2006.

Nasdaq rules allow an appeal within 15 days. However, the filing of an appeal will not stay the delisting decision. The Company has not yet determined whether it will appeal the decision.

724 Solutions continues to trade on the Toronto Stock Exchange (“TSX”) under the symbol “SVN” and is taking steps to facilitate the trading of its common shares in the “Pink Sheets” and/or on the Over the Counter Bulletin Board (OTCBB) following its delisting from Nasdaq. However, there is no assurance that the Company’s common shares will be eligible for trading in the “Pink Sheets” or for quotation on the OTCBB. The Company expects to disclose any further trading venue information for its common shares once such information becomes available.

About 724 Solutions

724 Solutions (NASDAQ:SVNX - News; TSX:SVN - News) delivers reliable, scalable technology and solutions that allow mobile network operators and virtual network operators to rapidly deploy flexible and open next generation IP-based network and data services. The company’s solutions enable the Unwired Lifestyle(TM), 724’s vision of how people will use mobile data services to enhance and enrich their professional and private lives with services relevant to their specific needs, with user communities preserved across generations of technology and with data services as reliable as voice. 724 Solutions is a global company with development operations in Canada and Switzerland with its corporate office in Santa Barbara, California. For more information, visit http://www.724.com/.

Cautionary Note Regarding Forward Looking Statements

This press release contains statements of a forward-looking nature. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995 and of Canadian provincial securities laws. These statements include the statements herein regarding: the services and products that will be offered by 724 Solutions, the benefits that businesses and individuals will obtain from these services and products, future demand for these services and products, our plans and prospects, and the future trading of our common shares. The accuracy of these statements may be impacted by a number of business risks and uncertainties that could cause actual results and events to differ materially from those projected or anticipated, including the risk and possibility that 724 Solutions will be unable to deploy its solutions and products, the risk that the demand for these solutions and products, or for 2.5G and 3G networks, will not increase as presently anticipated, the risk that general economic conditions will not improve or deteriorate, the risk of uncertainty in terms of future actions or statements on the part of applicable securities regulators and stock exchanges, the risk that one or more securities firms will not make a market in 724 Solutions’ common shares or will not file the appropriate forms to enable trading in the U.S., and the risk that any failure by 724 Solutions to complete its proposed going-private transaction will further reduce the liquidity of its common shares. Additional information about these and other risks can be found in 724 Solutions’ filings with the Securities and Exchange Commission and with the Canadian Securities Administrators, including in the sections “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of its annual report on Form 10-K and its quarterly reports on Form 10-Q. These risks are also described in 724 Solutions’ filings with the Canadian Securities Administrators. 724 Solutions does not undertake any obligation to update this forward-looking information, except as required under applicable law.

Other Disclosure Documents

724 Solutions has filed a Management Information Circular and Proxy Statement and other documents in preliminary form with the U.S. Securities and Exchange Commission (the “SEC”) and with the Canadian Securities Administrators regarding its arrangement agreement with Austin Ventures VIII, L.P. and an affiliated entity, 724 Holdings, Inc., by which 724 Holdings, Inc. would acquire all the outstanding common shares of 724 Solutions not owned by Austin Ventures or its related persons. These documents contain, and when amended and filed in definitive form will contain, important information about the transaction, and 724 Solutions urges you to read these documents. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (http://www.sec.gov/) and you may obtain copies of all documents filed with the Canadian Securities Administrators regarding this transaction, free of charge, at http://www.sedar.com/.

724 Solutions and certain of its affiliates may be deemed to be participants in the solicitation of proxies in connection with the proposed arrangement. A description of the interests of certain of 724 Solutions’ directors and executive officers in the Company is set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2005. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed arrangement, and a description of their direct and indirect interests in the proposed arrangement, as well as the interests of the Company’s executive officers and directors, are set forth in the Management Information Circular and Proxy Statement.

Contact:

724 Solutions
Elda Rudd, 805-884-8303
erudd@724.com